As filed with the Securities and Exchange Commission on July 12, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

Securities Act of 1933

DOMINO’S PIZZA, INC.

(Exact name of registrant as specified in its charter)

Delaware	5812	38-2511577
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106

(734) 930-3030

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Brandon

Chairman and Chief Executive Officer

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(734) 930-3030

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Jane D. Goldstein, Esq. R. Newcomb Stillwell, Esq.	Elisa D. Garcia C., Esq.	Gerald S. Tanenbaum, Esq.
Ropes & Gray LLP One International Place Boston, Massachusetts 02110 Telephone: (617) 951-7000 Telecopy: (617) 951-7050	Domino’s Pizza LLC Executive Vice President & General Counsel 30 Frank Lloyd Wright Drive Ann Arbor, Michigan 48106 Telephone: (734) 930-3030 Telecopy: (734) 747-6210	Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 Telephone: (212) 701-3000 Telecopy: (212) 269-5420

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-114442-01

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $.01 per share	183,343 shares	$14.00	$2,566,802	$326

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Commission File No. 333-114442-01) initially filed by Domino’s Pizza, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on April 13, 2004, which was declared effective by the Commission on July 12, 2004, are incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Ann Arbor, State of Michigan, on July 12, 2004.

DOMINO’S PIZZA, INC.

By:	/s/ HARRY J. SILVERMAN
Name:	Harry J. Silverman
Title:	Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David A. Brandon	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director	July 12, 2004

/s/ HARRY J. SILVERMAN Harry J. Silverman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 12, 2004

* Andrew B. Balson	Director	July 12, 2004

* Dennis F. Hightower	Director	July 12, 2004

* Mark E. Nunnelly	Director	July 12, 2004

* Robert M. Rosenberg	Director	July 12, 2004

The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the Power of Attorney executed by the above-named officers and directors of the registrant and previously filed with the Securities and Exchange Commission on behalf of such officers and directors.

*By:	/s/ HARRY J. SILVERMAN	Attorney-in-fact	July 12, 2004
Harry J. Silverman Executive Vice President

Exhibit Index

Number	Description

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1	Power of attorney pursuant to which amendments to this registration statement may be filed, previously filed as Exhibit 24.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-114442-01).